UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road
Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
GrafTech International Ltd. (the “Company” or “GrafTech”) announced today that it has filed its preliminary proxy statement. In connection with the filing of its preliminary proxy statement, the Company also announced that the Board has nominated two new, highly-qualified and independent directors, Tom Danjczek and Catherine Morris, to stand for election at the Company’s upcoming 2014 Annual Meeting. Joining Mr. Danjczek and Ms. Morris on the Company's slate of director nominees are current directors: Joel Hawthorne, Randy Carson, Mary Cranston, Harold Layman, Ferrell McClean, Steven Shawley and Craig Shular.
A copy of the Company’s press releases announcing the rejection of such offers is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech plans to file with the SEC a definitive proxy statement and WHITE proxy card in connection with the 2014 Annual Meeting (the “2014 Proxy Materials”). The 2014 Proxy Materials will contain important information about GrafTech, the 2014 Annual Meeting and related matters. Stockholders are urged to read the 2014 Proxy Materials and accompanying WHITE proxy card carefully when they are available. Stockholders will be able to obtain free copies of the 2014 Proxy Materials and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2014 Proxy Materials.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated March 21, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: March 21, 2014	By:	/s/ John D. Moran
John D. Moran Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated March 21, 2014